UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Nathaniel J. Rose was appointed as the executive vice president and chief operating officer of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”). Previously, Mr. Rose served the Company as senior vice president and chief investment officer. Additionally, Daniel K. McMahon was appointed as an executive vice president of the Company. Previously, Mr. McMahon served the Company as senior vice president. The appointments were effective on June 16, 2015.

Mr. Rose, 37, has been with the Company’s predecessor since 2000, in a variety of roles, most recently as a senior vice president since 2007. Mr. Rose will assume more responsibility for the overall business processes as well as continuing to be involved in structuring and analyzing the Company’s transactions. He has been involved with a vast majority of the Company’s transactions since 2000. He earned a joint Bachelor of Science and Bachelor of Arts degree from the University of Richmond in 2000, a Master of Business Administration degree from the Darden School of Business Administration at the University of Virginia in 2009, is a CFA charterholder and has passed the CPA examination. He holds a Series 79 securities license.

Mr. McMahon, 43, has been with the Company’s predecessor since 2000 in a variety of roles, most recently as a senior vice president since 2007. Mr. McMahon responsibilities will include an expanded executive role in originating and executing transactions with the Company’s government customers. He has played a role in analyzing, negotiating and structuring several billion dollars of transactions. Mr. McMahon previously worked with T. Rowe Price from 1997 to 2000. Mr. McMahon received his Bachelor of Arts degree from the University of California, San Diego in 1993, and is a CFA charterholder. He holds Series 24, 63 and 79 securities licenses.

With Mr. Rose’s new operating responsibilities including sponsoring transactions, he will no longer serve on the investment committee that will continue to be comprised of the Company’s president and chief executive officer, Jeffrey W. Eckel, and its chief financial officer, Mr. J. Brendan Herron, and will also include depending on the transaction, either its executive vice president, M. Rhem Wooten Jr., (for governmental and public sector investments) or Mr. McMahon (for commercial investments).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, INC.

By:	/s/ Steven L. Chuslo
Name:	Steven L. Chuslo
Title:	Executive Vice President and General Counsel

Date: June 16, 2015